UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2016

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, in connection with Dr. Errol De Souza stepping down from his position as Chief Executive Officer of Biodel Inc. (the “Company”), Dr. De Souza and the Company executed a General Release & Waiver agreement (the “Release”). Upon the execution of the Release, which included a customary release of claims by Dr. De Souza in favor of the Company, Dr. De Souza is entitled to receive the severance benefits set forth in his executive employment agreement with the Company that were conditioned upon his signing the Release. Furthermore, pursuant to the Release, the Company has released Dr. De Souza from his noncompetition obligations set forth in his executive employment agreement and has amended all outstanding equity compensation awards held by Dr. De Souza such that the awards shall remain outstanding and exercisable in accordance with their other terms for a period of twelve months from the date of the Release, notwithstanding anything to the contrary in any equity incentive plan or any other document or instrument governing such awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2016		BIODEL INC.

	By:	/s/ Paul Bavier
Paul Bavier, Interim President